Exhibit 8.1
List of Significant Subsidiaries and Affiliates of Hurray! Holding Co., Ltd.

Name of Subsidiary or Affiliate	State or Jurisdiction of Incorporation
Beijing Hurray! Times Technology Co., Ltd.	People’s Republic of China
Hurray! Solutions Ltd.	People’s Republic of China
Beijing Cool Young Information Technology Co., Ltd.	People’s Republic of China
Beijing Enterprise Network Technology Co., Ltd.	People’s Republic of China
Beijing WVAS Solutions Ltd.	People’s Republic of China
Beijing Palmsky Technology Co., Ltd.	People’s Republic of China
Beijing Hutong Wuxian Technology Co., Ltd.	People’s Republic of China
Shanghai Magma Digital Technology Co., Ltd.	People’s Republic of China
Beijing Hengji Weiye Electronic Commerce Co., Ltd.	People’s Republic of China
Shanghai Saiyu Information Technology Co., Ltd.	People’s Republic of China
Henan Yinshan Digital Network Technology Co., Ltd.	People’s Republic of China
Hurray! Digital Media Technology Co., Ltd.	People’s Republic of China
Beijing Huayi Brothers Music Co., Ltd.	People’s Republic of China
Hurray! Freeland Digital Music Technology Co., Ltd.	People’s Republic of China
Beijing New Run Entertainment Development Co., Ltd.	People’s Republic of China
Guangzhou Hurray! Secular Bird Culture Communication Co., Ltd.	People’s Republic of China
Beijing Hurray! Fly Songs International Culture Co., Ltd.	People’s Republic of China
Hurray Technologies (HK) Ltd.	Hong Kong